RYAN SPECIALTY REPORTS FOURTH QUARTER 2022 RESULTS

- Total Revenue grew 14.9% year-over-year to $435.0 million -

- Organic Revenue Growth Rate of 10.3% year-over-year -

- Net Income of $45.8 million, or $0.14 per diluted share -

- Adjusted EBITDAC grew 5.8% year-over-year to $127.3 million -

- Adjusted Net Income declined 4.1% year over year to $73.8 million, or $0.27 per diluted share -

- Initiates 2023 outlook for Organic Revenue Growth Rate and Adjusted EBITDAC Margin -

FEBRUARY 28, 2023 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a leading international specialty insurance firm, today announced results for the fourth quarter ended December 31, 2022.

Fourth Quarter 2022 Highlights

•
Revenue grew 14.9% year-over-year to $435.0 million, compared to $378.5 million in the prior-year period
•
Organic Revenue Growth Rate* was 10.3% for the quarter, compared to 15.4% in the prior-year period
•
Net Income grew 54.6% year-over-year to $45.8 million, compared to $29.6 million in the prior-year period. Diluted Earnings per Share was $0.14
•
Adjusted EBITDAC* increased 5.8% to $127.3 million, compared to $120.3 million in the prior-year period
•
Adjusted EBITDAC Margin* of 29.3%, compared to 31.8% in the prior-year period
•
Adjusted Net Income* decreased 4.1% to $73.8 million, compared to $77.0 million in the prior-year period
•
Adjusted Diluted Earnings per Share* decreased 6.9% to $0.27, compared to $0.29 in the prior-year period

Full Year 2022 Highlights

•
Total Revenue grew 20.4% year-over-year to $1.7 billion, compared to $1.4 billion in the prior year
•
Organic Revenue Growth Rate* was 16.4%, compared to 22.4% for the prior year
•
Net Income grew 188.3% year over year to $163.3 million, compared to $56.6 million in the prior year.
•
Adjusted EBITDAC* increased 12.4% to $517.4 million, compared to $460.2 million in the prior year
•
Adjusted EBITDAC Margin* of 30.0%, compared to 32.1% for the prior year
•
Adjusted Net Income* increased 7.5% to $312.0 million, compared to $290.1 million in the prior year
•
Adjusted Diluted Earnings per Share* increased 6.5% to $1.15, compared to $1.08 for the prior year

“The Ryan Specialty team ended 2022 on a strong note, as another quarter of double-digit organic growth enabled us to generate 16% organic revenue growth for the full year, an outstanding accomplishment considering the progressively challenging macro environment throughout the year,” said Patrick G. Ryan, Founder, Chairman and Chief Executive Officer of Ryan Specialty. “This performance is continued validation of our differentiated business model and the strong execution from our world-class teammates throughout the year on behalf of our clients. As we look ahead to 2023, we see clear opportunities to invest in our business and optimize our operations to create additional efficiencies and enhance our platform in order to capitalize on growth opportunities while accelerating margins in the mid to long term. We remain well positioned with our strong balance sheet and E&S focus to continue expanding our market share, generating profitable growth and delivering long-term value for our investors.”

Summary of Fourth Quarter 2022 Results

	Three Months Ended December 31,		Change
(in thousands, except percentages and per share data)	2022	2021	$	%
GAAP financial measures
Total revenue	$435,015	$378,535	$56,480	14.9%
Compensation and benefits	270,542	253,793	16,749	6.6
General and administrative	57,120	41,971	15,149	36.1
Total operating expenses	355,766	323,286	32,480	10.0
Operating income	79,249	55,249	24,000	43.4
Net income	45,782	29,616	16,166	54.6
Net income attributable to Ryan Specialty Holdings, Inc.	17,895	10,051	7,844	78.0
Total revenue growth rate (1)	14.9%	15.8%
Compensation and benefits expense ratio (2)	62.2%	67.0%
General and administrative expense ratio (3)	13.1%	11.1%
Net income margin	10.5%	7.8%
Earnings (loss) per share (4)	$0.16	$0.10
Diluted earnings (loss) per share (4)	$0.14	$0.09
Non-GAAP financial measures*
Organic revenue growth rate	10.3%	15.4%
Adjusted compensation and benefits expense	$252,571	$221,111	$31,460	14%
Adjusted compensation and benefits expense ratio	58.1%	58.4%
Adjusted general and administrative expense	$55,182	$37,107	$18,075	48.7%
Adjusted general and administrative expense ratio	12.7%	9.8%
Adjusted EBITDAC	$127,262	$120,317	$6,945	5.8%
Adjusted EBITDAC margin	29.3%	31.8%
Adjusted net income	$73,833	$76,983	$(3,150)	(4.1)%
Adjusted net income margin	17.0%	20.3%
Adjusted diluted earnings per share	$0.27	$0.29

* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense, Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

(1)
Total revenue growth rate is defined as December 31, 2022 revenue of $435.0 million less December 31, 2021 revenue of $378.5 million is a $56.5 million period-over-period change. The change, $56.5 million, divided by the December 31, 2021 revenue of $378.5 million is a total revenue change of 14.9%. December 31, 2021 revenue of $378.5 million less December 31, 2020 revenue of $326.9 million is a $51.6 million period-over-period change. The change, $51.6 million, divided by the December 31, 2020 revenue of $326.9 million is a total revenue change of 15.8%
(2)
Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(3)
General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(4)
See “Note 13, Earnings (Loss) Per Share” of the annual consolidated financial statements.

Fourth Quarter 2022 Review*

Total revenue for the fourth quarter of 2022 was $435.0 million, an increase of 14.9% compared to $378.5 million in the prior-year period. This increase was primarily due to continued solid Organic revenue growth of 10.3%, driven by new client wins and expanded relationships with existing clients, coupled with continued expansion of the E&S market, revenue from acquisitions completed in the fourth quarter of 2021 and increased Fiduciary investment income.

Total operating expenses for the fourth quarter of 2022 were $355.8 million, a 10.0% increase compared to the prior-year period. This was primarily due to an increase in Compensation and benefits expense, which is heavily correlated to revenue growth, offset by a decline in Acquisition related long-term incentives as the final payments related to the All Risks LTIP plan were made in Q3 2022 and IPO related compensation as time passes and awards vest. General and administrative expense also increased compared to the prior-year period to accommodate revenue growth, including continued normalization of business travel and client entertainment.

Net income for the fourth quarter of 2022 increased 54.6% to $45.8 million, compared to $29.6 million in the prior-year period. The increase was mainly due to strong year-over-year revenue growth, lower IPO related charges, and partially offset by higher Interest expense, net. Diluted earnings per share for the fourth quarter of 2022 was $0.14, compared to $0.09 in the prior-year period.

Adjusted EBITDAC of $127.3 million grew 5.8% from $120.3 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 29.3%, compared to 31.8% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by solid revenue growth and higher Fiduciary investment income, partially offset by increased Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.

Adjusted net income for the fourth quarter of 2022 decreased 4.1% to $73.8 million, compared to $77.0 million in the prior-year period. Adjusted net income margin was 17.0%, compared to 20.3% in the prior-year period. Adjusted diluted earnings per share for the fourth quarter of 2022 decreased 6.9% to $0.27, compared to $0.29 in the prior-year period.

* For the definition of each of the non-GAAP measures referred to above as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Fourth Quarter 2022 Revenue by Specialty

Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended December 31,				Period over Period
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$287,968	67.4%	$255,750	67.6%	$32,218	12.6%
Binding Authority	52,697	12.3	48,186	12.7	4,511	9.4
Underwriting Management	86,737	20.3	74,443	19.7	12,294	16.5
Total Net commissions and fees	$427,402		$378,379		$49,023	13.0%

Liquidity and Financial Condition

As of December 31, 2022, the Company had Cash and cash equivalents of $992.7 million and outstanding debt principal of $2.0 billion.

ACCELERATE 2025

Today we are announcing ACCELERATE 2025, a two-year restructuring program, effective in the first quarter, that will enable continued growth, drive innovation, and deliver sustainable productivity improvements over the long term. The program will result in approximately $65 million of cumulative one-time charges through 2024 and we expect the program to generate annual savings of approximately $35 million in 2025.

Full Year 2023 Outlook*

The Company is initiating its full year 2023 outlook for both Organic Revenue Growth Rate and Adjusted EBITDAC Margin as follows:

•
Organic Revenue Growth Rate guidance for full year 2023 to be between 10.0% – 13.0%
•
Adjusted EBITDAC Margin guidance for full year 2023 to be between 29.0% – 30.0%

* For a definition of Organic revenue growth rate and Adjusted EBITDAC margin as well as an explanation of the Company’s inability to provide reconciliations of these forward-looking non-GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information

Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryanspecialty.com in its Investors section.

The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.

About Ryan Specialty

Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents and carriers. Ryan Specialty provides distribution, underwriting, product development, administration and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents and carriers. Learn more at ryanspecialty.com.

Forward-Looking Statements

All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2023 Outlook” and “Accelerate 2025" are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”) that include, but are not limited to: the Company’s potential failure to develop a succession plan for the senior management team, including

Patrick G. Ryan; the Company’s failure to recruit and retain revenue producers; the cyclicality of, and the economic conditions in, the markets in which the Company operates; conditions that result in reduced insurer capacity; the potential loss of the Company’s relationships with insurance carriers or its clients, becoming dependent upon a limited number of insurance carriers or clients or the failure to develop new insurance carrier and client relationships; significant competitive pressures in each of the Company’s businesses; decreases in the premiums or commission rates set by insurers, or actions by insurers seeking repayment of commissions; decreases in the amounts of supplemental or contingent commissions the Company receives; the Company’s inability to collect its receivables; the potential that the Company’s underwriting models contain errors or are otherwise ineffective; any damage to the Company’s reputation; decreases in current market share as a result of disintermediation within the insurance industry; impairment of goodwill; the inability to maintain rapid growth or to generate sufficient revenue to achieve and maintain profitability; the impact if the Company’s MGU programs are terminated or changed; the risks associated with the evaluation of potential acquisitions and the integration of acquired businesses as well as introduction of new products, lines of business and markets; the occurrence of natural or man-made disasters; being subject to E&O claims as well as other contingencies and legal proceedings; the impact on the Company’s operations and financial condition from the effects of the current COVID-19 pandemic; the impact of breaches in security that cause significant system or network disruptions; not being able to generate sufficient cash flow to service all of the Company’s indebtedness and being forced to take other actions to satisfy its obligations under such indebtedness; and the impact of being unable to refinance the Company’s indebtedness.

For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Non-GAAP Financial Measures and Key Performance Indicators

In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the audited consolidated financial statements in our Annual Report on form 10-K filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.

Organic revenue growth rate: Organic revenue growth rate is defined as the percentage change in Total revenue, as compared to the prior-year period, adjusted for revenue attributable to acquisitions during their first 12 months of the Company’s ownership, and other adjustments such as contingent commissions, Fiduciary investment income, and the impact of changes in foreign exchange rates. The most directly comparable GAAP financial metric is Total revenue growth rate.

Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.

Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.

Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.

Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense, Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. The most directly comparable GAAP financial metric is Net income.

Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our Initial Public Offering (the “IPO”) and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC (together with its parent New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.

Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect of the exchange of 100% of the outstanding non-voting common interest units of New Ryan Specialty, LLC (“LLC Common Units”), together with the shares of Class B common stock, into shares of Class A common stock and the effect of unvested equity awards. The most directly comparable GAAP financial metric is Diluted earnings (loss) per share.

The reconciliation of the above non-GAAP measures to their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.

With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year 2023 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.

Contacts:

Investor Relations Noah Angeletti SVP, Head of Investor Relations & Treasurer Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryansg.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
REVENUE
Net commissions and fees	$427,402	$378,379	$1,711,861	$1,432,179
Fiduciary investment income	7,613	156	13,332	592
Total revenue	$435,015	$378,535	$1,725,193	$1,432,771
EXPENSES
Compensation and benefits	270,542	253,793	1,128,981	991,618
General and administrative	57,120	41,971	196,971	138,955
Amortization	25,038	25,782	103,601	107,877
Depreciation	1,787	1,205	5,690	4,806
Change in contingent consideration	1,279	535	442	2,891
Total operating expenses	$355,766	$323,286	$1,435,685	$1,246,147
OPERATING INCOME	$79,249	$55,249	$289,508	$186,624
Interest expense, net	29,367	19,130	104,829	79,354
Loss from equity method investment in related party	—	1,369	414	759
Other non-operating (income) loss	(1,759)	(600)	5,073	44,947
INCOME BEFORE INCOME TAXES	$51,641	$35,350	$179,192	$61,564
Income tax expense	5,859	5,734	15,935	4,932
NET INCOME	$45,782	$29,616	$163,257	$56,632
GAAP financial measures
Revenue	$435,015	$378,535	$1,725,193	$1,432,771
Compensation and benefits	270,542	253,793	1,128,981	991,618
General and administrative	57,120	41,971	196,971	138,955
Net income	45,782	29,616	163,257	56,632
Compensation and benefits expense ratio	62.2%	67.0%	65.4%	69.2%
General and administrative expense ratio	13.1%	11.1%	11.4%	9.7%
Net income margin	10.5%	7.8%	9.5%	4.0%
Earnings per share	$0.16	$0.10	$0.57	$(0.07)
Diluted earnings per share	$0.14	$0.09	$0.52	$(0.07)

Non-GAAP Financial Measures (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages and per share data)	2022	2021	2022	2021
Non-GAAP financial measures*
Organic revenue growth rate	10.3%	15.4%	16.4%	22.4%
Adjusted compensation and benefits expense	$252,571	$221,111	$1,021,823	$846,563
Adjusted compensation and benefits expense ratio	58.1%	58.4%	59.2%	59.1%
Adjusted general and administrative expense	$55,182	$37,107	$185,956	$125,977
Adjusted general and administrative expense ratio	12.7%	9.8%	10.8%	8.8%
Adjusted EBITDAC	$127,262	$120,317	$517,414	$460,231
Adjusted EBITDAC margin	29.3%	31.8%	30.0%	32.1%
Adjusted net income	$73,833	$76,983	$311,991	$290,117
Adjusted net income margin	17.0%	20.3%	18.1%	20.2%
Adjusted diluted earnings per share	$0.27	$0.29	$1.15	$1.08

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$992,723	$386,962
Commissions and fees receivable – net	231,423	210,252
Fiduciary cash and receivables	2,611,647	2,390,185
Prepaid incentives – net	8,584	7,726
Other current assets	49,690	15,882
Total current assets	$3,894,067	$3,011,007
NON-CURRENT ASSETS
Goodwill	1,314,984	1,309,267
Other intangible assets	486,444	573,930
Prepaid incentives – net	20,792	25,382
Equity method investment in related party	38,514	45,417
Property and equipment – net	31,271	15,290
Lease right-of-use assets	143,870	84,874
Deferred tax assets	396,814	382,753
Other non-current assets	56,987	10,788
Total non-current assets	$2,489,676	$2,447,701
TOTAL ASSETS	$6,383,743	$5,458,708
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	119,022	99,403
Accrued compensation	350,369	386,301
Operating lease liabilities	22,744	18,783
Short-term debt and current portion of long-term debt	30,587	23,469
Fiduciary liabilities	2,611,647	2,390,185
Total current liabilities	$3,134,369	$2,918,141
NON-CURRENT LIABILITIES
Accrued compensation	10,048	4,371
Operating lease liabilities	151,944	74,386
Long-term debt	1,951,900	1,566,627
Deferred tax liabilities	562	631
Tax Receivable Agreement liabilities	295,347	272,100
Other non-current liabilities	21,761	27,675
Total non-current liabilities	$2,431,562	$1,945,790
TOTAL LIABILITIES	$5,565,931	$4,863,931
STOCKHOLDERS' EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 112,437,825 and 109,894,548 shares issued and outstanding at December 31, 2022 and 2021, respectively)	112	110
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 147,214,275 and 149,162,107 shares issued and outstanding at December 31, 2022 and 2021, respectively)	147	149
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at December 31, 2022 and 2021)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2022 and 2021)	—	—
Additional paid-in capital	418,123	348,865
Retained earnings (accumulated deficit)	53,988	(7,064)
Accumulated other comprehensive income	6,035	1,714
Total stockholders' equity attributable to Ryan Specialty Holdings, Inc.	$478,405	$343,774
Non-controlling interests	339,407	251,003
Total stockholders' equity	$817,812	$594,777
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,383,743	$5,458,708

Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
(in thousands)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$163,257	$56,632
Adjustments to reconcile net income to cash flows provided by operating activities:
Loss (gain) from equity method investment in related party	414	759
Amortization	103,601	107,877
Depreciation	5,690	4,806
Prepaid and deferred compensation expense	28,831	46,470
Non-cash equity-based compensation	77,480	67,534
Amortization of deferred debt issuance costs	12,054	11,372
Amortization of interest rate cap premium	4,636	—
Deferred income tax expense (benefit)	8,986	(1,154)
Loss on extinguishment of existing debt	—	8,634
Loss on Tax Receivable Agreement	5,553	—
Change (net of acquisitions) in:
Commissions and fees receivable – net	(20,370)	(29,657)
Accrued interest liability	7,776	760
Other current assets and accrued liabilities	(63,659)	78,728
Other non-current assets and accrued liabilities	1,265	(79,268)
Total cash flows provided by operating activities	$335,514	$273,493
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations - net of cash acquired and cash held in a fiduciary capacity	—	(108,883)
Asset acquisitions	(7,714)	(343,158)
Prepaid incentives issued – net of repayments	337	3,885
Equity method investment in related party	—	—
Capital expenditures	(15,043)	(9,781)
Total cash flows used for investing activities	$(22,420)	$(457,937)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions of members' and mezzanine equity	—	—
Allocation of contribution to Redeemable Preferred Units embedded derivative	—	—
Proceeds from senior secured notes	394,000	—
Payment of interest rate cap premium	(25,500)	—
Interest rate cap receipts	2,174	—
Repayment of term debt	(16,500)	(16,500)
Borrowing of term debt	—	—
Debt issuance costs paid	(2,369)	(2,431)
Finance lease and other costs paid	(36)	(129)
Payment of contingent consideration	(6,241)	(4,495)
Purchase of remaining interest in Ryan Re	—	(48,368)
Repurchase of preferred equity	—	(78,256)
Tax distributions to LLC unitholders	(39,883)	(47,096)
Equity repurchases from pre-IPO unitholders	—	(3,880)
Repurchase of Class A common stock in the IPO	—	(183,616)
Repurchase of pre-IPO LLC Units and payment of Alternative TRA Payments	—	(780,352)
Issuance of Class A common stock in the IPO, net of offering costs paid	—	1,448,097
Repayment of unsecured promissory notes	—	(1,108)
Repayment of subordinated notes	—	—
Borrowings on revolving credit facilities	—	—
Repayments on revolving credit facilities	—	—
Receipt of taxes related to net share settlement of equity awards	7,168	—
Taxes paid related to net share settlement of equity awards	(7,168)	—
Payment of Tax Receivable Agreement liabilities	(8,309)	—
Net change in fiduciary liabilities	17,420	147,418
Total cash flows provided by financing activities	$314,756	$429,284
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash held in a fiduciary capacity	(126)	(883)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY	$627,724	$243,957
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Beginning balance	1,139,661	895,704
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Ending balance	$1,767,385	$1,139,661
Reconciliation of cash, cash equivalents, and cash held in a fiduciary capacity
Cash and cash equivalents	992,723	386,962
Cash held in a fiduciary capacity	774,662	752,699
Total cash, cash equivalents, and cash held in a fiduciary capacity	$1,767,385	$1,139,661

Net Commissions and Fees

	Three Months Ended December 31,				Period over Period
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$287,968	67.4%	$255,750	67.6%	$32,218	12.6%
Binding Authority	52,697	12.3	48,186	12.7	4,511	9.4
Underwriting Management	86,737	20.3	74,443	19.7	12,294	16.5
Total Net commissions and fees	$427,402		$378,379		$49,023	13.0%

	Year Ended December 31,				Period over Period
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$1,129,241	66.0%	$931,979	65.1%	$197,262	21.2%
Binding Authority	231,048	13.5	209,622	14.6	21,426	10.2
Underwriting Management	351,572	20.5	290,578	20.3	60,994	21.0
Total Net commissions and fees	$1,711,861		$1,432,179		$279,682	19.5%

Reconciliation of Organic Revenue Growth Rate to Total Revenue Growth Rate

	Three Months Ended
	December 31,
	2022	2021
Total Revenue Growth Rate (GAAP) (1)	14.9%	15.8%
Less: Mergers and Acquisitions (2)	(2.2)	(0.6)
Change in Other (3)	(2.4)	0.2
Organic Revenue Growth Rate (Non-GAAP)	10.3%	15.4%
(1)
December 31, 2022 revenue of $435.0 million less December 31, 2021 revenue of $378.5 million is a $56.5 million period-over-period change. The change, $56.5 million, divided by the December 31, 2021 revenue of $378.5 million is a total revenue change of 14.9%. December 31, 2021 revenue of $378.5 million less December 31, 2020 revenue of $326.9 million is a $51.6 million period-over-period change. The change, $51.6 million, divided by the December 31, 2020 revenue of $326.9 million is a total revenue change of 15.8%.
(2)
The acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the three months ended December 31, 2022 and 2021 was $8.5 million and $1.9 million, respectively.
(3)
The other adjustments exclude the period-over-period change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for the three months ended December 31, 2022 and 2021 was $8.9 million and $0.6 million, respectively.

	Year Ended December 31,
	2022	2021
Total Revenue Growth Rate (GAAP) (1)	20.4%	40.7%
Less: Mergers and Acquisitions (2)	(2.8)	(18.3)
Change in Other (3)	(1.2)	0.0
Organic Revenue Growth Rate (Non-GAAP)	16.4%	22.4%
(1)
December 31, 2022 revenue of $1,725.2 million less December 31, 2021 revenue of $1,432.8 million is a $292.4 million year-over-year change. The change, $292.4 million, divided by the December 31, 2021 revenue of $1,432.8 million is a total revenue change of 20.4%. December 31, 2021 revenue of $1,432.8 million less December 31, 2020 revenue of $1,018.3 million is a $414,497 year-over-year change. The change, $414,497, divided by the December 31, 2020 revenue of $1,018.3 million is a total revenue change of 40.7%. See “Comparison of the Year Ended December 31, 2022 and 2021” for further details.
(2)
The mergers and acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the years ended December 31, 2022 and 2021 was $40.0 million and $186.4 million, respectively.
(3)
The other adjustments exclude the year-over-year change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for the years ended December 31, 2022 and 2021 was $16.0 million and $0.6 million, respectively.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended
	December 31,
(in thousands, except percentages)	2022	2021
Total Revenue	$435,015	$378,535
Compensation and Benefits Expense	$270,542	$253,793
Acquisition related long-term incentive compensation	88	(9,568)
Restructuring and related expense	—	(688)
Amortization and expense related to discontinued prepaid incentives	(1,663)	(1,768)
Equity-based compensation	(5,380)	(2,380)
IPO related expenses	(11,016)	(18,278)
Adjusted Compensation and Benefits Expense (1)	$252,571	$221,111
Compensation and Benefits Expense Ratio	62.2%	67.0%
Adjusted Compensation and Benefits Expense Ratio	58.1%	58.4%
(1)
Adjustments made to Compensation and benefits expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income in “Reconciliation of Adjusted EBITDAC to Net Income.”

	Year Ended December 31,
(in thousands, except percentages)	2022	2021
Total Revenue	$1,725,193	$1,432,771
Compensation and Benefits Expense	$1,128,981	$991,618
Acquisition-related expense	(122)	—
Acquisition related long-term incentive compensation	(22,093)	(38,405)
Restructuring and related expense	(724)	(9,934)
Amortization and expense related to discontinued prepaid incentives	(6,738)	(7,209)
Equity-based compensation	(23,390)	(13,639)
IPO related expenses	(54,091)	(75,868)
Adjusted Compensation and Benefits Expense (1)	$1,021,823	$846,563
Compensation and Benefits Expense Ratio	65.4%	69.2%
Adjusted Compensation and Benefits Expense Ratio	59.2%	59.1%
(1)
Adjustments made to Compensation and benefits expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income in “Reconciliation of Adjusted EBITDAC to Net Income.”

Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended
	December 31,
(in thousands, except percentages)	2022	2021
Total Revenue	$435,015	$378,535
General and Administrative Expense	$57,120	$41,971
Acquisition-related expense	(1,710)	(2,147)
Restructuring and related expense	—	(441)
Other non-recurring expense	—	3
IPO related expenses	(228)	(2,279)
Adjusted General and Administrative Expense (1)	$55,182	$37,107
General and Administrative Expense Ratio	13.1%	11.1%
Adjusted General and Administrative Expense Ratio	12.7%	9.8%
(1)
Adjustments made to General and administrative expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income in “Reconciliation of Adjusted EBITDAC to Net Income.”

	Year Ended December 31,
(in thousands, except percentages)	2022	2021
Total Revenue	$1,725,193	$1,432,771
General and Administrative Expense	$196,971	$138,955
Acquisition-related expense	(4,477)	(4,275)
Restructuring and related expense	(4,993)	(4,727)
Other non-recurring expense	—	(351)
IPO related expenses	(1,545)	(3,625)
Adjusted General and Administrative Expense (1)	$185,956	$125,977
General and Administrative Expense Ratio	11.4%	9.7%
Adjusted General and Administrative Expense Ratio	10.8%	8.8%
(1)
Adjustments made to General and administrative expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income in “Reconciliation of Adjusted EBITDAC to Net Income.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended
	December 31,
(in thousands, except percentages)	2022	2021
Total Revenue	$435,015	$378,535
Net Income	$45,782	$29,616
Interest expense, net	29,367	19,130
Income tax expense	5,859	5,734
Depreciation	1,787	1,205
Amortization	25,038	25,782
Change in contingent consideration	1,279	535
EBITDAC	$109,112	$82,002
Acquisition-related expense (1)	1,710	2,147
Acquisition related long-term incentive compensation (2)	(88)	9,568
Restructuring and related expense (3)	—	1,129
Amortization and expense related to discontinued prepaid incentives (4)	1,663	1,768
Other non-operating loss (income) (5)	(1,759)	(600)
Equity-based compensation (6)	5,380	2,380
Other non-recurring expense	—	(3)
IPO related expenses (7)	11,244	20,557
(Income) / loss from equity method investments in related party	—	1,369
Adjusted EBITDAC	$127,262	$120,317
Net Income Margin (8)	10.5%	7.8%
Adjusted EBITDAC Margin	29.3%	31.8%
(1)
Acquisition-related expense includes diligence, transaction-related, and integration costs. General and administrative expenses contributed to $1.7 million and $2.1 million of the acquisition-related expense for the three months ended December 31, 2022 and 2021, respectively.
(2)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(3)
Restructuring and related expense consists of de minimis Compensation and benefits for the three months ended December 31, 2022 and $0.7 million for the three months ended December 31, 2021, and General and administrative costs including occupancy and professional services fees of $0.4 million for the three months ended December 31, 2021, related to the restructuring plan. The Compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the audited consolidated financial statements for further details. The remaining costs that preceded the restructuring plan were associated with organizational design, other severance, and non-recurring lease costs.
(4)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 15, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the audited consolidated financial statements for further detail.
(5)
For the three months ended December 31, 2022 and 2021, Other non-operating loss (income) includes a $(1.7) million and $(0.6) million, change in the TRA liability, respectively, caused by an update in our blended state tax rates.
(6)
Equity-based compensation reflects non-cash equity-based expense.
(7)
IPO related expenses include $0.2 million and $2.3 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services on IPO-related structure changes for the three months ended December 31, 2022 and 2021, respectively, and compensation-related expense of $11.0 million and $18.3 million for the three months ended December 31, 2022 and 2021, respectively, primarily related to the revaluation of existing equity awards at the IPO as well as expense for new awards issued at the IPO.
(8)
Net income margin is Net income as a percentage of Total revenue.

	Year Ended December 31,
(in thousands, except percentages)	2022	2021
Total Revenue	$1,725,193	$1,432,771
Net Income	$163,257	$56,632
Interest expense, net	104,829	79,354
Income tax expense	15,935	4,932
Depreciation	5,690	4,806
Amortization	103,601	107,877
Change in contingent consideration	442	2,891
EBITDAC	$393,754	$256,492
Acquisition-related expense (1)	4,599	4,275
Acquisition related long-term incentive compensation (2)	22,093	38,405
Restructuring and related expense (3)	5,717	14,661
Amortization and expense related to discontinued prepaid incentives (4)	6,738	7,209
Other non-operating loss (income) (5)	5,073	44,947
Equity-based compensation (6)	23,390	13,639
Other non-recurring expense (7)	—	351
IPO related expenses (8)	55,636	79,493
(Income) / loss from equity method investments in related party	414	759
Adjusted EBITDAC (9)	$517,414	$460,231
Net Income Margin (10)	9.5%	4.0%
Adjusted EBITDAC Margin	30.0%	32.1%
(1)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.1 million for the year ended December 31, 2022, while General and administrative expenses contributed to $4.5 million and $4.3 million of the acquisition-related expense for the years ended December 31, 2022 and 2021, respectively.
(2)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(3)
Restructuring and related expense consists of compensation and benefits of $0.7 million and $9.9 million for the years ended December 31, 2022 and 2021, respectively, and General and administrative costs including occupancy and professional services fees of $5.0 million and $4.7 million for the years ended December 31, 2022 and 2021, respectively, related to the restructuring plan. The compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the audited consolidated financial statements for further details. The remaining costs that preceded the restructuring plan were associated with organizational design, other severance, and non-recurring lease costs.
(4)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 15, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the audited consolidated financial statements for further details.
(5)
For the year ended December 31, 2022, Other non-operating loss includes a $5.6 million charge related to the change in the TRA liability caused by a change in our blended state tax rates. For the year ended December 31, 2021, Other non-operating loss includes the change in fair value of the embedded derivatives on the preferred equity. This change in fair value of $36.9 million was due to the occurrence of our IPO. The loss in 2021 also includes expense of $8.6 million associated with the extinguishment of a portion of our deferred debt issuance costs on the term debt.
(6)
Equity-based compensation reflects non-cash equity-based expense.
(7)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.4 million for the year ended December 31, 2021, and de minimis Compensation and benefits expense for the years ended December 31, 2022 and 2021, respectively. Other non-recurring items include one-time professional services costs associated with term debt repricing, and one-time non-income tax charges and tax and accounting consultancy costs associated with potential structure changes.
(8)
IPO related expenses includes $1.5 million and $3.6 million for the years ended December 31, 2022 and 2021, respectively, of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax and accounting advisory services on IPO-related structure changes, and Compensation-related expense of $54.1 million and $75.9 million for the years ended December 31, 2022 and 2021, respectively, related primarily to the revaluation of existing equity awards at the IPO as well as expense for new awards issued at the IPO.

(9)
Consolidated Adjusted EBITDAC does not reflect a deduction for the Adjusted EBITDAC associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of Ryan Re.
(10)
Net income margin is Net income as a percentage of Total revenue.

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended
	December 31,
(in thousands, except percentages)	2022	2021
Total Revenue	$435,015	$378,535
Net Income	$45,782	$29,616
Income tax expense	5,859	5,734
Amortization	25,038	25,782
Amortization of deferred debt issuance costs (1)	3,037	2,826
Change in contingent consideration	1,279	535
Acquisition-related expense (2)	1,710	2,147
Acquisition related long-term incentive compensation (3)	(88)	9,568
Restructuring and related expense (4)	—	1,129
Amortization and expense related to discontinued prepaid incentives (5)	1,663	1,768
Other non-operating loss (income) (6)	(1,759)	(600)
Equity-based compensation (7)	5,380	2,380
Other non-recurring expense	—	(3)
IPO related expenses (8)	11,244	20,557
(Income) / loss from equity method investments in related party	—	1,369
Adjusted Income before Income Taxes	$99,145	$102,808
Adjusted tax expense (9)	(25,312)	(25,825)
Adjusted Net Income	$73,833	$76,983
Net Income Margin (10)	10.5%	7.8%
Adjusted Net Income Margin	17.0%	20.3%
(1)
Interest expense, net includes amortization of deferred debt issuance costs.
(2)
Acquisition-related expense includes diligence, transaction-related, and integration costs. General and administrative expenses contributed to $1.7 million and $2.1 million of the acquisition-related expense for the three months ended December 31, 2022 and 2021, respectively.
(3)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(4)
Restructuring and related expense consists of de minimis Compensation and benefits for the three months ended December 31, 2022 and $0.7 million for the three months ended December 31, 2021, and General and administrative costs including occupancy and professional services fees of $0.4 million for the three months ended December 31, 2021, related to the Restructuring Plan. The Compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the audited consolidated financial statements for further detail. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(5)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 15, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the audited consolidated financial statements for further detail.
(6)
For the three months ended December 31, 2022 and 2021, Other non-operating loss (income) includes a $(1.7) million and $(0.6) million, change in the TRA liability, respectively, caused by an update in our blended state tax rates.
(7)
Equity-based compensation reflects non-cash equity-based expense.
(8)
IPO related expenses include $0.2 million and $2.3 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services on IPO-related structure changes for the three months ended December 31, 2022 and 2021, respectively, and compensation-related expense of $11.0 million and $18.3 million for the three months ended December 31, 2022 and 2021, respectively, primarily related to the revaluation of existing equity awards at the IPO as well as expense for new awards issued at the IPO.
(9)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of the LLC. For the three months ended December 31, 2022 this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.53% on 100% of adjusted income before income taxes as if the Company owned 100% of the LLC. For the three months ended December 31, 2021 this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.12% on 100% of adjusted income before income taxes as if the Company owned 100% of the LLC.
(10)
Net income margin is Net income as a percentage of Total revenue.

	Year Ended December 31,
(in thousands, except percentages)	2022	2021
Total Revenue	$1,725,193	$1,432,771
Net Income	$163,257	$56,632
Income tax expense	15,935	4,932
Amortization	103,601	107,877
Amortization of deferred debt issuance costs (1)	12,054	11,372
Change in contingent consideration	442	2,891
Acquisition-related expense (2)	4,599	4,275
Acquisition related long-term incentive compensation (3)	22,093	38,405
Restructuring and related expense (4)	5,717	14,661
Amortization and expense related to discontinued prepaid incentives (5)	6,738	7,209
Other non-operating loss (income) (6)	5,073	44,947
Equity-based compensation (7)	23,390	13,639
Other non-recurring expense (8)	—	351
IPO related expenses (9)	55,636	79,493
(Income) / loss from equity method investments in related party	414	759
Adjusted Income before Income Taxes	$418,949	$387,443
Adjusted tax expense (10)	(106,958)	(97,326)
Adjusted Net Income (11)	$311,991	$290,117
Net Income Margin (12)	9.5%	4.0%
Adjusted Net Income Margin	18.1%	20.2%
(1)
Interest expense, net includes amortization of deferred debt issuance costs.
(2)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.1 million for the year ended December 31, 2022, while General and administrative expenses contributed to $4.5 million and $4.3 million of the acquisition-related expense for the years ended December 31, 2022 and 2021, respectively.
(3)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(4)
Restructuring and related expense consists of compensation and benefits of $0.7 million and $9.9 million for the years ended December 31, 2022 and 2021, respectively, and General and administrative costs including occupancy and professional services fees of $5.0 million and $4.7 million for the years ended December 31, 2022 and 2021, respectively, related to the Restructuring Plan. The compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the audited consolidated financial statements for further detail. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(5)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 15, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the audited consolidated financial statements for further detail.
(6)
For the year ended December 31, 2022, Other non-operating loss includes a $5.6 million charge related to the change in the TRA liability caused by a change in our blended state tax rates. For the year ended December 31, 2021, Other non-operating loss includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $36.9 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined as a Qualified Public Offering or a Sale Transaction in the Onex Purchase Agreement. The loss in 2021 also includes expense of $8.6 million associated with the extinguishment of a portion of our deferred debt issuance costs on the term debt.
(7)
Equity-based compensation reflects non-cash equity-based expense.
(8)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.4 million for the year ended December 31, 2021, and de minimis

Compensation and benefits expense for the years ended December 31, 2022 and 2021. Other non-recurring items include one-time professional services costs associated with term debt repricing, and one-time non-income tax charges and tax and accounting consultancy costs associated with potential structure changes.
(9)
IPO related expenses includes $1.5 million and $3.6 million for the years ended December 31, 2022 and 2021, respectively, of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax and accounting advisory services on IPO-related structure changes, and Compensation-related expense of $54.1 million and $75.9 million for the years ended December 31, 2022 and 2021, respectively, related primarily to the revaluation of existing equity awards at the IPO as well as expense for new awards issued at the IPO.
(10)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of the LLC. For the year ended December 31, 2022 this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.53% on 100% of adjusted income before income taxes as if the Company owned 100% of the LLC. For the year ended December 31, 2021 this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.12% on 100% of adjusted income before income taxes as if the Company owned 100% of the LLC.
(11)
Consolidated Adjusted net income does not reflect a deduction for the Adjusted net income associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of Ryan Re or the non-controlling interest attributed to the retained ownership of the LLC.
(12)
Net income (loss) margin is Net income (loss) as a percentage of Total revenue.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended December 31, 2022
		Adjustments
(in thousands, except per share data)	U.S. GAAP	Less: Net income attributed to dilutive awards and substantively vested shares (1)	Plus: Net income attributed to non-controlling interests (2)	Plus: Adjustments to Adjusted net income (3)	Plus: Dilutive impact of unvested equity awards (4)	Adjusted diluted earnings per share
Numerator:
Net income attributable to Class A common shareholders- diluted	$38,722	$(20,827)	$27,887	$28,051	$—	$73,833
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	267,771	—	—	—	2,871	270,642
Net income per share of Class A common stock- diluted	$0.14	$(0.08)	$0.10	$0.10	$(0.00)	$0.27
(1)
Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc.
(2)
For comparability purposes, this calculation incorporates the Net income that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. 143,960 weighted average outstanding LLC Common Units were considered dilutive for the three months ended December 31, 2022 and included in the 267,771 Weighted-average shares outstanding within Diluted earnings (loss) per share.
(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income in “Adjusted Net Income and Adjusted Net Income Margin”.
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted earnings per share calculation.

	Three Months Ended December 31, 2021
		Adjustments
(in thousands, except per share data)	U.S. GAAP	Less: Net income attributed to dilutive awards and substantively vested shares (1)	Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	Plus: Adjustments to Adjusted net income (3)	Plus: Dilutive impact of unvested equity awards (4)	Adjusted diluted earnings per share
Numerator:
Net income (loss) attributable to Class A common shareholders- diluted	$10,534	$(483)	$19,565	$47,367	$—	$76,983
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	113,531	—	143,153	—	11,852	268,536
Net income (loss) per share of Class A common stock- diluted	$0.09	$—	$0.02	$0.19	$(0.01)	$0.29
(1)
Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc.
(2)
For comparability purposes, this calculation incorporates the net income (loss) and weighted average shares of Class A common stock that would be outstanding if all LLC Common Units (together with shares of Class B common stock)

were exchanged for shares of Class A common stock and the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of the business.
(3)
Adjustments to Adjusted Net Income are described in the footnotes of the reconciliation of Adjusted Net Income to Net Income in “Adjusted Net Income and Adjusted Net Income Margin”.
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted Net Income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted loss per share calculation.

	Year Ended December 31, 2022
		Adjustments
(in thousands, except per share data)	U.S. GAAP	Less: Net income attributed to dilutive awards and substantively vested shares (1)	Plus: Net income attributed to non-controlling interests (2)	Plus: Adjustments to Adjusted net income (3)	Plus: Dilutive impact of unvested equity awards (4)	Adjusted diluted earnings per share
Numerator:
Net income attributable to Class A common shareholders- diluted	$137,370	$(76,318)	$102,205	$148,734	$—	$311,991
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	265,750	—	—	—	4,731	270,481
Net income per share of Class A common stock- diluted	$0.52	$(0.29)	$0.38	$0.56	$(0.02)	$1.15
(1)
Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc. See “Note 13, Earnings (Loss) Per Share” of the audited consolidated financial statements in the Annual Report.
(2)
For comparability purposes, this calculation incorporates the Net income that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. 143,992 weighted average outstanding LLC Common Units were considered dilutive for the year ended December 31, 2022 and included in the 265,750 Weighted-average shares outstanding within Diluted earnings (loss) per share. See “Note 13, Earnings (Loss) Per Share” of the audited consolidated financial statements.
(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income in “Adjusted Net Income and Adjusted Net Income Margin”.
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted earnings per share calculation disclosed in “Note 13, Earnings (Loss) Per Share” of the audited consolidated financial statements.

	Year Ended December 31, 2021
		Adjustments
(in thousands, except per share data)	U.S. GAAP	Plus: Net income (loss) attributable to the LLC before the Organizational Transactions	Plus: Impact of all LLC Common Units exchanged for Class A shares (1)	Plus: Adjustments to Adjusted net income (2)	Plus: Dilutive impact of unvested equity awards (3)	Adjusted diluted earnings per share
Numerator:
Net income (loss) attributable to Class A common shareholders- diluted	$(7,064)	$72,937	$(9,241)	$233,485	$—	$290,117
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	105,730	—	142,968	—	19,313	268,011
Net income (loss) per share of Class A common stock- diluted	$(0.07)	$0.69	$(0.40)	$0.94	$(0.08)	$1.08
(1)
For comparability purposes, this calculation incorporates the net income (loss) and weighted average shares of Class A common stock that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock and the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of the business.
(2)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net Income in “Adjusted Net Income and Adjusted Net Income Margin”.
(3)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted Net Income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted Loss Per Share calculation disclosed in “Note 13, Earnings (Loss) Per Share” of the audited consolidated financial statements.